UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2026

MAISON SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41720	84-2498787
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 N Garfield Avenue, Monterey Park, CA 91754

(Address of principal executive offices, including zip code)

(626) 737-5888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	MSS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 22, 2026, Maison Solutions Inc., a Delaware corporation (the “Company”), and AZLL LLC, a wholly owned subsidiary of the Company (“AZLL”), entered into a Formation, Subscription and Software Contribution Agreement (the “Formation Agreement”) with Hangzhou Shengxianbao Technology Co., Ltd. (“SXB”) and Yiwu Yanghan E-Commerce Firm (“Yiwu Yanghan,” and together with SXB, the “Cash Subscribers”). The Formation Agreement provides for the formation of a new private company limited by shares to be incorporated in Hong Kong under the proposed name “Maison AI Limited” (the “New Company”) to develop and commercialize artificial-intelligence software for grocery retail and supply-chain applications.

At the closing contemplated by the Formation Agreement (the “Closing”), the New Company will issue an aggregate of 222 ordinary shares, AZLL will subscribe for 200 ordinary shares,approximately 90.09% in consideration for the software contribution described below, and each of SXB and Yiwu Yanghan will subscribe for 11 ordinary shares,approximately 4.96%, for cash consideration of US$110,000 each,US$220,000 in the aggregate.

At Closing, the Company will contribute to the New Company, for the account and benefit of AZLL, its Drem merchandise-display system and WSYQR supply-chain system (together, the “Software”), at an agreed value of US$2,000,000. The Company and its subsidiaries will retain a perpetual, non-exclusive, royalty-free license to use the Software for their internal business purposes.

The cash subscriptions are payable in six monthly installments, beginning on or about September 1, 2026.

The Closing is subject to customary conditions, including incorporation of the New Company, receipt by each party of the approvals, consents and waivers required on its part (including any release of liens on the Software), and execution at Closing of an agreed form of shareholders agreement (the “Shareholders Agreement”). The Formation Agreement may be terminated if the Closing has not occurred by March 31, 2027. The Shareholders Agreement has not been executed and will not become effective unless and until executed by the Company and all shareholders at Closing.

Following the Closing, AZLL will control the New Company as the holder of approximately 90.09% of its issued shares. The Formation Agreement is governed by the laws of Hong Kong.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Formation Agreement and the agreed form of Shareholders Agreement, filed as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Formation, Subscription and Software Contribution Agreement, dated as of July 22, 2026, by and among Maison Solutions Inc., AZLL LLC, Hangzhou Shengxianbao Technology Co., Ltd. and Yiwu Yanghan E-Commerce Firm
10.2	Agreed Form of Shareholders Agreement relating to Maison AI Limited
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAISON SOLUTIONS INC.

Date: July 28, 2026

By:	/s/ John Xu
Name:	John Xu
Title:	Chief Executive Officer

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